Consent of Independent Auditors
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Board of Directors
Telco Blue, Inc.
Broomfield, Colorado

     We hereby consent to the inclusion in this Form 8-K of our report dated June 30, 2002 relating to the financial statements of Telco Blue, Inc. appearing in the Company's Form 10-KSB for the year ended December 31, 2001.



September 23, 2002

/s/Malone & Bailey, PLLC
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   Malone & Bailey, PLLC
   www.malone-bailey.com
   Houston, Texas